UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2025

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 30, 2025, Karyopharm Therapeutics Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The following is a summary of the matters voted on at the Special Meeting.

1.

The Company’s stockholders adopted and approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Share Increase Amendment”), to increase the number of authorized shares of the Company’s capital stock from 405,000,000 to 805,000,000 and the number of authorized shares of the Company’s common stock from 400,000,000 to 800,000,000 (the “Authorized Shares Proposal”). The results of the stockholders’ vote with respect to such adoption and approval were as follows:

Votes For	Votes Against	Votes Abstaining
71,618,709	23,360,588	346,808

The Company filed a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on January 30, 2025 to effect the Share Increase Amendment.

2.

The Company’s stockholders adopted and approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-5 and not greater than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Company’s board of directors (the “Board”), without further approval or authorization of the Company’s stockholders (the “Reverse Split Proposal”). The results of the stockholders’ vote with respect to such adoption and approval were as follows:

Votes For	Votes Against	Votes Abstaining
74,797,840	20,047,317	480,948

As a result of the stockholders’ adoption and approval of the Reverse Split Proposal, the Board is authorized in its sole discretion to effect a reverse stock split at a ratio within the range of 1-for-5 to 1-for-15 (the “Reverse Stock Split”) if the Board decides that the Reverse Stock Split would be in the best interests of the Company and its stockholders. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, the Board may consider a number of factors, including the then-prevailing and expected market prices and trading volume of the Company’s common stock and the anticipated or actual impact of the Reverse Stock Split on the market prices and trading volume of the Company’s common stock. The Company intends to announce the Board’s decision regarding the Reverse Stock Split no later than February 28, 2025.

3.

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Authorized Shares Proposal or the Reverse Split Proposal. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining
86,294,275	8,383,548	648,282

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes to adopt and approve the Authorized Shares Proposal and the Reverse Split Proposal at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 30, 2025	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary